__________________
                                                    Makers' Initials
                             PROMISSORY NOTE


     $1,500,000.00                                      April 18, 1995


           For value received, NUEVA DISTRIBUIDORA LANCERMEX S.A. de C.V. (the "Makers," whether one or more), unconditionally promise to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association (the "Payee"), at 700 N. St. Mary's, Suite 300, San Antonio, Bexar County, Texas 78205, or such other location as the Payee designates to the Makers in writing, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), or so much as may be advanced hereunder from time to time, in legal and lawful money of the United States of America, with interest thereon as hereinafter specified.

     TERMS OF PAYMENT:

           Interest only on this Note shall be due and payable in monthly installments, commencing on May 31, 1995 and continuing regularly thereafter on the last day of each calendar month until July 31, 1995 when the entire amount of this Note, principal and interest then remaining unpaid, shall be due and payable. Each payment shall be credited to the discharge of the interest accrued, the reduction of principal, and other unauthorized charges, if any, in such manner and order as the Payee shall determine in its sole discretion.

     PAYMENT ON NON-BUSINESS DAYS:

          If any payment hereunder falls due on a Saturday, Sunday or public holiday on which commercial banks in San Antonio, Texas are permitted or required by law to be closed, the time for such payment shall be extended to the next day on which the Payee is open for business, and such extension of time shall be included in the calculation of interest accruing and payable hereunder.

     RATE OF INTEREST:

          From the date hereof until maturity, interest (calculated on the basis of a year of 360 days for the actual number of days elapsed) shall accrue on the unpaid principal balance of this Note at a rate per annum equal to the lesser of (i) the Prime Rate plus one-fourth of one percent (0.25%) or (ii) the Maximum Lawful Rate. After maturity (whether by acceleration or otherwise) until paid, interest shall accrue on the matured principal and accrued, but unpaid, interest on this Note at a rate per annum equal to the lesser of (i) the Prime Rate plus two and one-quarter percent (2.25%), or (ii) the Maximum Lawful Rate. The interest rate shall be adjusted concurrently with changes in the Prime Rate without notice to the Makers.

           As used herein, the term "Prime Rate," shall mean that rate of interest equal on any given day to the rate of interest most recently established by the Payee as its prime rate and entered as such in its records, whether or not such rate is otherwise published. The Prime Rate will automatically fluctuate upward and downward, without special notice to the Makers or any other person. THE PRIME RATE MAY NOT BE THE BEST OR LOWEST RATE OR A FAVORED RATE OF INTEREST, AND ANY REPRESENTATION OR WARRANTY IN THAT REGARD IS EXPRESSLY DISCLAIMED.

           As used herein, the term "Maximum Lawful Rate" shall mean the greater of (i) the highest non-usurious rate of interest permitted by applicable United States law, or (ii) a rate per annum equal to the indicated rate ceiling determined weekly in accordance with the computation specified in Article 5069-1.04, Vernon's Texas Civil Statutes, 1925, as amended, as such indicated rate ceiling is in effect from time to time, but in no event greater than twenty-eight percent (28%) per annum. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of this Note shall be immediately applicable to this Note on the effective date of such changes. In the event that no Maximum Lawful Rate exists, then the term "Maximum Lawful Rate" shall be deemed to mean a rate per annum equal to the Prime Rate, plus five percent (5.00%).

           Notwithstanding the foregoing, if, at any time, the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) exceeds the Maximum Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Maximum Lawful Rate, but any subsequent reductions in such rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) shall not reduce the rate of interest to accrue on this Note below the Maximum Lawful Rate until the total amount of interest which would have accrued if a varying rate per annum equal to the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) had at all times been in effect.

     PREPAYMENT:

           The Makers reserve the right to prepay this Note in any amount at any time prior to maturity without penalty. Interest shall be calculated on the unpaid principal to the date of any prepayment and any such prepayment shall be applied first toward the payment of accrued interest and next to the principal installments of this Note in the inverse order of maturity.

     SECURITY FOR PAYMENT:

           Payment of this Note is secured by, and this Note is entitled to the benefits of, all security agreements, assignments, deeds of trust, mortgages and lien instruments executed by the Makers (or any of them), or other similar instruments, guaranties, endorsements or other agreements, executed by any other person or entity (the "Collateral Agreements," whether one or more) to secure, guarantee or otherwise provide for the payment hereof, in favor of or for the benefit of the Payee, including any previously executed and any now or hereafter executed. Without limiting the foregoing, the Collateral Agreements include one or more security agreements with Lancer Corporation covering certain deposit accounts held by the Payee and pledged to secure the indebtedness evidenced by this Note. Advances under this Note shall, at the sole option of the Payee, be limited to the principal balance of deposit accounts specifically pledged to secure payment of this Note.

     USE OF PROCEEDS:

           This Note represents funds advanced to the Makers at the Makers' special instance and request, the receipt of which is hereby acknowledged, which funds shall be used by the Makers to finance improvements to the Maker's maquilladora plant in Piedras Negras, Mexico.

     LIMITATION OF INTEREST:

           All agreements and transactions among the Makers and the Payee, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, late payment, prepayment, or otherwise, shall the amount of interest contracted for, charged or received by the Payee from the Makers for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the Maximum Lawful Rate, it particularly being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas (or applicable United States law to the extent that it permits the Payee to contract for, charge or receive a greater amount of interest than under Texas law). Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the Maximum Lawful Rate, shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Makers. To the extent not prohibited by applicable law, determination of the Maximum Lawful Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this loan, all interest at any time contracted for, charged or received from the Makers in connection with this loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

     SUCCESSORS AND ASSIGNS:

            As used herein, the term "Payee" shall include the successors and assigns of the Payee and any subsequent owner and holder of this Note, and the term "Makers" shall include co-makers, endorsers, guarantors, sureties and their respective successors and assigns.

     DEFAULT AND COLLECTION:

           It is expressly provided that, upon default in the punctual payment of this Note, or any part hereof, principal or interest, as the same shall become due and payable, or upon default in the performance of or compliance with any of the terms of any of the Collateral Agreements, or if the Payee deems the Payee insecure, either because the prospect of timely payment of this Note becomes impaired, or because the prospect of timely performance of any of the Collateral Agreements becomes impaired, at the option of the Payee, the entire indebtedness evidenced hereby shall be matured, and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Makers jointly and severally agree and promise to pay all reasonable attorney's fees, court costs and collection costs incurred by the Payee.

     WAIVERS AND CONSENTS:

          Each of the Makers waives presentment for payment, notice of intent to accelerate, notice of acceleration, protest and notice of protest, dishonor and diligence in collecting and the bringing of suit against any other party, and agrees to all renewals, extensions, partial payments, releases and substitutions of security, in whole or in part, with or without notice, before or after maturity. The Payee may remedy any default, without waiving the same, or may waive any default without waiving any prior or subsequent default.

     GOVERNING LAWS AND VENUE:

           This Note shall be governed by, and construed in accordance with, the laws of the State of Texas and the United States of America, without giving effect to the principles of choice of laws thereof; provided, however, that in connection with any legal action or proceeding (other than an action or proceeding to enforce a judgment obtained in another jurisdiction) brought by the Payee in any courts of Mexico or any political subdivision thereof, this Note shall be deemed to be an instrument made under the laws of Mexico and for such purposes shall be governed by, and construed in accordance with, the laws of Mexico, and if any provision of this Note is invalid, legally ineffective, or contrary to the laws of Mexico, it shall be excised and all other parts of this Note shall remain in effect and binding.

           The Makers hereby irrevocably submit to the jurisdiction of any competent court of the City of Piedras Negras, State of Coahulia, Mexico, or of the Federal District, Mexico, or of the United States District Court for the Western District of Texas (San Antonio Division), United States of America, or the District Courts of the State of Texas sitting in the County of Bexar, State of Texas, United States of America, as the Payee may elect, in any action or proceeding arising out of or relating to this Note, and the Makers hereby irrevocably agree that claims with respect to such action or proceeding may be held and determined in any of such courts. The Makers irrevocably waive, to the fullest extent permitted by law, any objection which the Makers may now or hereafter have to the laying of venue of any suit, action or proceeding with respect to this Note brought in any court aforementioned, and the Makers further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Makers hereby expressly waive all rights of any other jurisdiction which it may now or hereafter have by reason of its present or subsequent domiciles.

     ARBITRATION PROGRAM:

           This term Note and the Collateral Agreements shall be subject to the terms and conditions of the Arbitration Program as described on Exhibit "A" attached hereto and made a part hereof for all pertinent purposes.


           EXECUTED in San Antonio, Bexar County, Texas on the date first stated above.



                                   NUEVA DISTRIBUIDORA LANCERMEX S.A.
                                   de C.V.


                                   By:________________________________

                                   Name:______________________________

                                   Title:_____________________________
     111845.1

                                        NOTICE AND ACKNOWLEDGMENT
FIRST INTERSTATE BANK OF TEXAS, N.A.    OF NO ORAL AGREEMENTS


This agreement (this "Agreement") is made and entered into by and among the undersigned effective the 18th day of April, 1995.

Definitions:

As used in this Agreement, the following terms shall have the following meanings:

     Parties-The undersigned persons and entities.

     Note-That certain promissory note dated April 18, 1995 in the amount of $1,500,000.00 executed by NUEVA DISTRIBUIDORA
     LANCERMEX S.A. de C.V.

     Loan Documents-This Agreement and any and all promissory notes (including, without limitation, the Note), loan agreements, deeds of trust, builder's and mechanic's lien contracts, security agreements, assignments, pledges, owner's consent to pledges, letters of credit, guarantees, and all other loan documents executed in connection with or otherwise relating to This Loan.

     This Loan-The transaction comprised of the extension of credit and all related agreements and accommodations by or among any of the Parties evidenced by or contained in any of the Loan Documents.

Agreements:

In consideration of the extension of This Loan, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Parties, the Parties (i) agree that each Party's execution of this Agreement constitutes acknowledgment that such Party has read and understands this Agreement, and that it is intended to be a part of and is incorporated by reference into each of the Loan Documents; (ii) acknowledge receipt of the following Notice; and (iii) to the extent allowed by law, agree to be bound by the terms of this Agreement and the Notice:

     NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE  ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE  PARTIES
     RELATING TO THIS LOAN.

Executed as of the date first above stated.
DEBTOR OR OBLIGOR:                 LENDER:


NUEVA  DISTRIBUIDORA LANCERMEX     FIRST   INTERSTATE   BANK   OF
S.A. de C.V.                       TEXAS,    N.A.,   a   national
                                   banking
                                   association

By:___________________________
                                   By:___________________________
Name:_________________________
                                   Name:_________________________
Title:________________________
                                   Title:________________________





LANCER CORPORATION, a Texas
corporation


By:___________________________

Name:_________________________

Title:________________________



THE STATE OF TEXAS

COUNTY OF BEXAR


      This instrument was acknowledged before me on the 18th  day
of       April,       1995,       by      ______________________,
_______________________, of FIRST INTERSTATE BANK OF TEXAS, N. A., a national banking association, on behalf of said association.



                              ___________________________________
                              Notary Public, State of Texas


THE STATE OF TEXAS

THE COUNTY OF BEXAR


      This instrument was acknowledged before me on the 18th day of April, 1995, by ___________________________________________,
______________________, of LANCER CORPORATION, a Texas corporation, a Texas corporation, on behalf of said corporation.


                              ___________________________________
                              Notary Public, State of Texas






THE STATE OF TEXAS

THE COUNTY OF _____________


      This instrument was acknowledged before me on the 18th  day
of                 April,                1995,                 by
_______________________________________________,
______________________, of NUEVA DISTRIBUIDORA LANCERMEX S.A. de C.V., a _______________ corporation, on behalf of said corporation.


                              ___________________________________
                              Notary Public, State of Texas




1093-39

134257.1